                                                                    EXHIBIT 21.1


SUBSIDIARIES


                                                                                             Percentage
Name                                                                     Jurisdiction       of Ownership
----                                                                     ------------       ------------
Ramco-Gershenson, Inc. and Subsidiary...................................   Michigan               5%
Ramco-Gershenson Properties, L.P........................................   Delaware             100%
S-12 Associates.........................................................   Michigan              50%
28th Street Kentwood Associates.........................................   Michigan              50%
Ramco Properties Associates Limited Partnership.........................   Michigan             100%
Ramco Properties GP, L.L.C..............................................   Michigan             100%
Ramco SPC, Inc..........................................................   Michigan             100%
Ramco Virginia Management, L.L.C........................................   Michigan             100%
Ramco SPC II, Inc.......................................................   Michigan             100%
Ramco Acquisitions, L.L.C...............................................   Michigan             100%
Ramco Acquisitions II, L.L.C............................................   Michigan             100%
Ramco Acquisitions IV, L.L.C............................................   Michigan             100%
Ramco Crofton Plaza, LLC................................................   Michigan             100%
Ramco Roseville Plaza, LLC..............................................   Michigan             100%
Ramco Cox Creek, LLC....................................................   Michigan             100%
Novi West Development L.L.C.............................................   Michigan             100%
Ramco Auburn Hills Acquisitions, Inc....................................   Michigan             100%
Ramco Virginia Management L.L.C.........................................   Michigan             100%
RPT/INVEST, LLC.........................................................   Delaware              50%
RPT/INVEST II, LLC......................................................   Delaware              50%
Rossford Development LLC................................................   Delaware              10%